Exhibit 99.1

Old Second Bancorp, Inc. Investor Presentation May 2015

Cautionary Note Regarding Forward-Looking Statements In addition to historical information, this presentation contains forward-looking statements, which are subject to certain risk and uncertainties. Forward-looking statements include information concerning possible or assumed future results of Old Second Bancorp, Inc.’s (“Old Second”) operations. Forward-looking statements generally include words such as believes, expects, anticipates and other similar expressions. Stockholders should note that many factors could affect the future financial results of Old Second, causing those results to differ materially from those expressed in this presentation. These factors include operating, legal and regulatory risk; economic, political and competitive forces impacting our business; risk that our analysis of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful; volatility in interest rates; and other risks and uncertainties which are summarized in our SEC filings. Old Second undertakes no obligation to publicly revise or update these forward-looking statements to reflect events that arise after this presentation.

Corporate Overview

Established in 1871 and headquartered in Aurora, IL Deposit market share leader in Aurora Community; #2 in Kendall County and in Kane County $2.1 billion in assets $1.2 billion in gross loans $1.7 billion in deposits 25 locations Corporate Profile Source: SNL Financial, Management and Company filings. Note: Map includes standalone drive-up only location.

Continued reduction problem loans & assets without bulk sales Improved net interest margin, efficiency and expense control Fiscal 2014 reflected year over year net loan growth Sustained improvement in deposit mix driven by customer loyalty Demonstrated ability to dividend from the Bank to continue TARP repurchases Recent Achievements

Positive Operating Momentum

Commercial Loan Originations Balance sheet stability allows renewed focus on new loan relationship generation Hired 8 new lenders in the past 2 years to bolster new business generation efforts Recently hired a very experienced Chief Credit Officer Source: Management. Total Commercial Loan Originations $86 $171 $200 $223 $0 $50 $100 $150 $200 $250 2011 2012 2013 2014 In Millions

Loan Growth Returning 2014 capital raise provided catalyst for return to organic loan growth C&I and CRE balances grew approximately 26% and 7%, respectively in 2014 Q1 2015 reflected year over year loan growth of 3.5% Source: Company filings. Excludes loans held for sale. (1) Includes: Consumer, Overdraft, Lease Financing Receivables, Other & Deferred Loan Costs. Gross Loan Trends $87.1 $94.7 $119.2 $114.2 $579.7 $560.2 $600.6 $608.3 $42.2 $29.4 $44.8 $39.4 $414.1 $390.2 $370.2 $364.0 $26.9 $26.7 $24.6 $25.2 $1,150.1 $1,101.3 $1,159.3 $1,151.1 $0.0 $300.0 $600.0 $900.0 $1,200.0 $1,500.0 2012 2013 2014 3/31/15 In Millions Commercial Commercial RE Construction Residential RE Consumer & Other (1)

Cost of Deposits Long term customer relationship focus drives strong core deposit base Strong local market position provides pricing power Cost of deposits of less than 25 bps Cost of Deposits (%) Source: Company filings. Deposit Composition Trends ($M) 2.40% 1.67% 1.08% 0.89% 0.57% 0.45% 0.31% 0.23% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 2008 2009 2010 2011 2012 2013 2014 Q1 15 $617.5 $510.8 $472.4 $419.5 $416.3 $1,123.3 $1,206.4 $1,209.7 $1,265.6 $1,328.5 $1,740.8 $1,717.2 $1,682.1 $1,685.1 $1,744.8 $0.0 $500.0 $1,000.0 $1,500.0 $2,000.0 2011 2012 2013 2014 3/31/15 Time Deposits Nontime Deposits

Classified Loans by Loan Type (1) Source: Company filings. Classified loans are defined as loans rated substandard or worse, which closely reflects our regulator’s definition. Bank subsidiary level. Classified Asset Trends Classified Assets / Tier 1 Capital + Reserves (2) 132% 27% 0% 20% 40% 60% 80% 100% 120% 140%

Capital levels and continued credit improvement allow for a return to consistent loan growth and the opportunity for continued TARP repurchases Source: Company filings. Note: Net Loans includes loans held for sale. Recent Balance Sheet Trends 14.3% 14.7% 15.2% 15.2% 15.2% 17.7% 17.6% 17.7% 17.3% $1,081.0 $1,136.9 $1,718.3 $1,744.8 $1,954.0 $2,097.5 0.0% 4.0% 8.0% 12.0% 16.0% 20.0% $1,000 $1,500 $2,000 $2,500 Q1 2013 Q2 2013 Q3 2013 Q4 2013 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Total Risk Based Capital Ratio (%) ($ Millions) Total Capital Ratio Net Loans Total Deposits Total Assets

Net Interest Margin Source: Company filings. Note: AEA = “Average Earning Assets”. 3.13% 3.19% 3.26% 3.79% 3.76% 3.71% 0.70% 0.61% 0.50% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% Q1 2014 2014Y Q1 2015 Net Interest Margin Yield on Earning Assets Cost of Funds/AEA

Continued Success in Controlling Noninterest Expense Source: Company filings. Note: OREO expense (net) equals OREO expense less lease revenue from OREO and net gain on sale of OREO. $69 $63 Q1 15 annualized $98 $93 $90 $83 $74 $18 $17 $74 $73 $72 $72 $67 $17 $16 $0.0 $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 2010 2011 2012 2013 2014 3/31/14 3/31/15 In Millions Noninterest Expense Excluding OREO (net)

Core Earnings Improvement Revenue Drivers Maintain loan growth & NIM momentum Fee income streams Expense Reduction Drivers Reduced FDIC insurance expense Bank insurance premiums Legacy credit costs OREO maintenance expense and reduced valuation adjustments Branch rationalization Balance sheet growth, cost of funds improvement and stability in noninterest expense helped drive improved core earnings beginning in the second half of 2014 Source: Company filings. (1) Equal to pre-tax income less securities gains plus net OREO expense.

Performance Summary

Old Second

($000s except per share)	2012 FY 12/31/12	2013 FY 12/31/13	2014 FY 12/31/14	2014Q1 3/31/14	2015Q1 3/31/15
Balance Sheet					
Total Assets	$2,045,799	$2,004,034	$2,061,787	$2,059,419	$2,097,510
Net Loans	1,121,024	1,077,797	1,142,767	1,088,268	1,136,926
Total Deposits	1,717,219	1,682,128	1,685,055	1,724,281	1,744,778
Tangible Common Equity	(2,593)	73,573	146,832	75,823	150,287
Loans/ Deposits	67.0%	65.5%	68.8%	64.4%	66.0%
Consolidated Capital					
TCE / Tangible Assets (1)	(0.13%)	3.67%	7.12%	3.68%	7.17%
Tier 1 Ratio	6.8%	10.7%	14.4%	10.9%	13.7%
Risk-Based Capital Ratio	13.6%	15.2%	17.7%	15.2%	17.3%
TBV Per Share (1)	($0.18)	$5.29	$4.99	$5.45	$5.10
Asset Quality (%) (2)					
NPAs/ Assets	7.58%	4.09%	2.86%	3.80%	2.80%
NCOs/ Avg Loans	1.55%	0.25%	0.21%	0.29%	0.16%
Reserves/ NPLs	46.7%	67.4%	79.9%	66.8%	90.7%
Profitability					
Net Income to Common	($5,059)	$76,827	$11,855	$630	$2,675
Pre-Tax Income	($72)	$11,843	$15,897	$3,400	$5,418
ROAA (3)	(0.00%)	4.18%	0.50%	0.44%	0.68%
ROAE (4)	(0.10%)	90.09%	5.57%	5.93%	7.57%
Net Interest Margin	3.43%	3.16%	3.19%	3.13%	3.26%
Diluted EPS	($0.36)	$5.45	$0.46	$0.04	$0.09

- 2014 Pre-tax income improvement of 34% over 2013 driven by both margin and expense control
- Net interest margin improvement continues
- NPAs continued to decline; strengthened reserve position
- Capital position bolstered through Q2 2014 common equity raise
- Positioned for continued TARP redemptions over time

Source: SNL Financial and Company filings.
Note: Net Loans include loans held for sale.
(1) Measures not recognized under GAAP and are therefore considered to be non-GAAP financial measures.
(2) NPLs include nonaccrual loans, loans 90+ days past due and accruing TDRs. NPAs include NPLs and OREO.
(3) ROAA is 0.40% excluding DTA reversal in 2013.
(4) ROAE is 8.71% excluding DTA reversal in 2013.

15

Loan Portfolio Update

(Dollars in Thousands) March 31, 2015 CRE: Owner Occupied $ 307,646 26.7% CRE: Non-Owner Occupied & Other 300,621 26.1% R.E. – Residential 363,967 31.6% Commercial 114,241 9.9% R.E. – Construction 39,430 3.4% Consumer & Other 25,164 2.2% Gross Loans $1,151,069 Source: Company filings. Loan Portfolio Mix CRE: Owner Occupied 26.7% CRE: Non - Owner Occupied & Other, 26.1% R.E. - Residential 31.6% Commercial 9.9% R.E. - Construction 3.4% Consumer & Other 2.2%

Nonperforming Asset Trends Nonperforming Loans by Type (1) Source: Company filings. Nonperforming loans include nonaccrual loans, loans 90+ days past due and still accruing and accruing TDRs. Other Real Estate Owned $102 $35 $0 $20 $40 $60 $80 $100 $120 In Millions

Significant Credit Cost Improvement Provision & OREO Expense ($M) Net Charge-offs ($M) Source: Company filings. Note: OREO expense (net) equals OREO expense less lease revenue from OREO and net gain on sale of OREO. $89.7 $8.9 $6.3 ($8.6) ($3.3) $0.0 $24.0 $19.4 $18.7 $10.7 $6.9 $1.4 ($20.0) $0.0 $20.0 $40.0 $60.0 $80.0 $100.0 2010 2011 2012 2013 2014 YTD 15 In Millions Provision OREO Expense (net)

Allowance for Loan Losses & Nonperforming Loans ($M) (1) Source: Company filings. Nonperforming loans include nonaccrual loans, loans 90+ days past due and still accruing and accruing TDRs. NPL Coverage Trends

Summary

Generate moderate loan growth Improve efficiency Accelerate core profitability improvement Increase fee income streams Continue TARP repurchase transactions Remain focused on credit remediation 2015 Objectives

Right size community banking franchise Strong market share in premier Chicagoland markets Attractive, long-term core deposit franchise Strong, profitable Wealth Management Group with >$1 billion in assets under management Greatly improved credit metrics Increased loan production and continued loan growth Profitable Residential Banking division Improving core profitability TARP repurchases boosting net income to common Investment Highlights

Appendix

Consolidated Capital Ratios Leverage Ratio (%) Total Risk-based Capital Ratio (%) Tier 1 Risk-based Capital Ratio (%) Tangible Common Equity / Tangible Assets (%) Source: Company filings. 9.82% 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% Q4 12 Q2 13 Q4 13 Q2 14 Q4 14 17.3% 0.0% 5.0% 10.0% 15.0% 20.0% Q4 12 Q2 13 Q4 13 Q2 14 Q4 14 13.7% 0.0% 3.0% 6.0% 9.0% 12.0% 15.0% 18.0% Q4 12 Q2 13 Q4 13 Q2 14 Q4 14 7.17% (0.50%) 1.50% 3.50% 5.50% 7.50% 9.50% Q4 12 Q2 13 Q4 13 Q2 14 Q4 14

Source: Company filings. Leverage Ratio (%) Total Risk-based Capital Ratio (%) Tier 1 Risk-based Capital Ratio (%) Tangible Common Equity / Tangible Assets (%) Bank Capital Ratios 16.9% 0.0% 5.0% 10.0% 15.0% 20.0% Q4 12 Q2 13 Q4 13 Q2 14 Q4 14 18.2% 0.0% 4.0% 8.0% 12.0% 16.0% 20.0% Q4 12 Q2 13 Q4 13 Q2 14 Q4 14 Actual Ratio Board Minimum 12.2% 0.0% 3.0% 6.0% 9.0% 12.0% 15.0% Q4 12 Q2 13 Q4 13 Q2 14 Q4 14 Actual Ratio Board Minimum 12.28% 0.00% 3.00% 6.00% 9.00% 12.00% 15.00% Q4 12 Q2 13 Q4 13 Q2 14 Q4 14

$29M $34M $31M $26M Total Fee Revenues: 31.1% 36.4% 36.0% 31.4% % of Total Revenues: Source: Company filings. Note: Fee revenue equals total noninterest income less securities gains/losses, increase in cash surrender value of BOLI, death benefit realized on BOLI and litigation and other non-recurring income. Total revenue equals fee revenue plus net interest income. Diverse Revenue Streams $6.8M 31.8% 28% 23% 23% 27% 23% 24% 18% 20% 24% 22% 21% 34% 27% 17% 24% 27% 25% 29% 32% 31% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 2011 2012 2013 2014 YTD 2015 Service Charges Wealth Management Mortgage Other

Aurora, IL is the second largest city in Illinois, outside of Chicago Strong demographics and household income metrics, with unemployment rates below average for the Chicago MSA Market growth expected to continue to outpace local averages Counties of Operation Population Change: 2010–2015 Median HH Income: 2015 Source: SNL Financial. Deposit market share data as of 6/30/14 as adjusted for acquisitions where discenable. * Excludes standalone drive-up only location. Note: Weighted Avg. Franchise is weighted by franchise deposits by county. Footprint Demographics $69,026 $57,978 $61,244 $53,706 $0 $20,000 $40,000 $60,000 $80,000 Weighted Avg. Franchise IL Chicago MSA US 2.5% 0.6% 1.0% 3.5% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% Weighted Avg. Franchise IL Chicago MSA US County Rank Branches Deposits Mkt. Share Kane 2 15 $1,251,178 13.8% Kendall* 2 3 215,435 15.3 Will 29 2 63,151 0.6 Cook 100 1 57,463 0.0 La Salle 14 1 47,270 1.9 DuPage 43 2 43,498 0.1 DeKalb 9 1 34,697 1.7

All Deposit Households – Length of Relationship Source: Management. Strong Long Term Customer Relationships 6.0% 8.5% 9.4% 16.0% 60.1% Less than 1 yr 1-2 yrs 3-5 yrs 6-9 yrs 10+ yrs

Non-GAAP Financial Measures

Old Second

($ in thousands, except per share data)	As of and for the Year Ended December 31, 2012	2013	2014	As of and for the Quarter Ended March 31, 2014	2015
Tier 1 capital					
Total equity	$ 72,552	$ 147,692	$ 194,163	$ 149,488	$ 181,840
Tier 1 adjustments					
Trust preferred securities allowed	24,626	51,577	56,625	52,327	49,497
Accumulated other comprehensive loss	1,327	7,038	7,713	7,493	7,023
Disallowed goodwill and intangible assets	(3,276)	(1,177)	-	(665)	-
Disallowed deferred tax assets	-	(70,350)	(61,456)	(66,139)	(40,373)
Other	(412)	(581)	(546)	(561)	-
Tier 1 capital	*$ 94,817*	*$ 134,199*	*$ 196,499*	*$ 141,943*	*$ 197,987*
Total capital					
Tier 1 capital	$ 94,817	$ 134,199	$ 196,499	$ 141,943	$ 197,987
Tier 2 additions:					
Allowable portion of allowance for loan losses	17,656	15,898	17,083	16,467	18,307
Additional trust preferred securities disallowed for Tier 1 capital	61,999	5,048	-	4,298	7,128
Subordinated debt	45,000	45,000	27,000	45,000	27,000
Tier 2 additions subtotal	94,655	65,946	44,083	65,765	52,435
Allowable Tier 2	94,655	65,946	44,083	65,765	52,435
Other Tier 2 capital components	(6)	(6)	(6)	(6)	(6)
Total capital	*$ 189,466*	*$ 200,139*	*$ 240,576*	*$ 207,702*	*$ 250,416*
Tangible common equity					
Total equity	$ 72,552	$ 147,692	$ 194,163	$ 149,488	$ 181,840
Less: Preferred Equity	71,869	72,942	47,331	72,991	31,553
Less: Goodwill and intangible assets	3,276	1,177	-	665	-
Tangible common equity	*$ (2,593)*	*$ 73,573*	*$ 146,832*	*$ 75,832*	*$ 150,287*
Tangible book value per share	*$ (0.18)*	*$ 5.29*	*$ 4.99*	*$ 5.45*	*$ 5.10*

Source: Company filings.

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Source: Company filings. Non-GAAP Financial Measures As of and for the As of and for the Year Ended Quarter Ended December 31, March 31, ($ in thousands, except per share data) 2012 2013 2014 2014 2015 Tier 1 common equity Tangible common equity (2,593) $ 73,573 $ 146,832 $ 75,832 $ 150,287 $ Tier 1 adjustments Accumulated other comprehensive loss 1,327 7,038 7,713 7,493 7,023 Other (412) (70,951) (62,002) (66,700) (20,334) Tier 1 common equity (1,678) $ 9,660 $ 92,543 $ 16,625 $ 136,976 $ Tangible assets Total assets 2,045,799 $ 2,004,034 $ 2,061,787 $ 2,059,419 $ 2,097,510 $ Less: Goodwill and intangible assets 3,276 1,177 - 665 - Tangible assets 2,042,523 $ 2,002,857 $ 2,061,787 $ 2,058,754 $ 2,097,510 $ Total risk-weighted assets On balance sheet 1,356,762 $ 1,224,438 $ 1,328,238 $ 1,268,368 $ 1,381,444 $ Off balance sheet 34,804 36,023 33,570 40,009 66,270 Total risk-weighted assets 1,391,566 $ 1,260,461 $ 1,361,808 $ 1,308,377 $ 1,308,377 $ Average assets Total average assets for leverage 1,955,000 $ 1,927,217 $ 1,978,591 $ 1,947,260 $ 2,015,651 $